SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): June 2, 1998
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
      -----------------------------            -------------------
     (State or other jurisdiction of             (IRS Employer
      incorporation or organization)          Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
      ------------------------------            ------------------
     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A

     (Former name, former address, and formal fiscal year, if changed since last report)

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                             ITEM 5.  OTHER EVENTS

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FX Energy, Inc., announced on June 2, 1998, that the Company had entered into two separate agreements with the Polish Oil and Gas Company (POGC). The first is the signing of an Option Agreement with POGC whereby FX and POGC grant reciprocal options to participate in the exploration of their respective Pomeranian interests in northwestern Poland. POGC holds exploration rights or preferential rights to exploration on approximately 1.8 million acres directly north and west of FX Energy's 2.3 million acre Pomeranian concession. POGC is providing access to geological and geophysical data in the Pomeranian region including 3-D seismic.

Under the Option Agreement, POGC will have the right to participate for a one-third interest on a block by block basis in the ten concession blocks held by FX. Each concession block is approximately 1,000 square kilometers, or 250,000 acres. FX will pay the cost of reprocessing up to 1,500 kilometers of existing 2-D seismic data and will have the right to participate in exploration of the
1.8 million acre POGC holdings for a one-third interest.   The main exploration
target in the Pomeranian region is the lower Permian Main Dolomite which has been identified by POGC's 3-D seismic survey.

On March 2, 1998, Apache Corporation acquired an option to participate on a 50/50 basis in the Company's Pomeranian concession by reprocessing 1,000 kilometers of seismic data. Apache must exercise its option by December 31, 1998. If Apache elects to exercise its option, it will have also have the right to participate for a one-third interest under the Option Agreement announced today.

FX also announced the signing of a memorandum of understanding with POGC to undertake joint operations on POGC's Lachowice Concession which lies within the perimeter of FX Energy's 1.4 million-acre Western Carpathian Concession. The Lachowice Concession was drilled by POGC and tested gas from three wells at rates of 6.8, 5.8 and 2.5 million cubic feet of gas (MMcfg) per day from Devonian reef. The wells were not produced because seismic imaging at the time was inadequate to demonstrate that the area had sufficient reserves to warrant the capital expenditure necessary to get the gas to market.

The memorandum of understanding contemplates the reentry of the three wells, construction of surface production facilities and pipeline connection. Under a prior agreement, Apache also has the right to participate in Lachowice on terms equal to FX.

The specific terms of the joint operation, including the purchase price of the gas by POGC, the division of interests between the parties, and the manner in which revenues and costs will be shared in future development of the area, are currently being negotiated.

FX Energy is engaged in the exploration, exploitation and development of reserves in Poland where it has four major oil and gas project areas (Lublin, Carpathian, Pomeranian and Baltic). A seismic acquisition program is underway with Apache in FX Energy's 5 million acre Lublin Basin project area where drilling operations are scheduled to begin in late June 1998.


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                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

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      The following is filed as an exhibit to this report:

                SEC
Item No.     Reference
                 No.      Title of Document
-------      ---------    -------------------------


   10          10.01      Option Agreement between FX Energy Poland Sp. z o.o.,
                          amd POGC dated effective May 20, 1998, relating to Pomeranian concessions.




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                                   SIGNATURES

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 1998              FX ENERGY, INC.



                                   By: /s/ Scott J. Duncan, Vice President